UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

PepperLime Health Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40915	98-1610383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

548 Market Street, Suite 97425

San Francisco, California 94104

(415) 263-9939

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	PEPLU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	PEPL	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PEPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2021, the Registration Statement on Form S-1 (File No. 333-259861) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of PepperLime Health Acquisition Corporation, a Cayman islands exempted company (the “Company”), was declared effective by the U.S. Securities and Exchange Commission. On October 19, 2021, the Company consummated the IPO of 15,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $150,000,000. Further, in connection with the IPO, the Company entered into the following agreements previously filed as exhibits of the Registration Statement:

•	an Underwriting Agreement, dated October 14, 2021, among the Company and Oppenheimer & Co. Inc., as the sole underwriter, which contains customary representations and warranties and indemnification of the underwriter by the Company;

•	a Private Placement Warrants Purchase Agreement, dated October 14, 2021, between the Company and PepperOne LLC (the “Sponsor”), pursuant to which the Sponsor purchased 7,500,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants”);

•	a Public Warrant Agreement, dated October 14, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Public Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Public Warrants; certain registration rights of the holders of Public Warrants; provision for amendments to the Public Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

•	a Private Warrant Agreement, dated October 14, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Private Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Private Placement Warrants; certain adjustment features of the terms of exercise; certain registration rights of the holders of Private Placement Warrants; provision for amendments to the Private Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

•	a Letter Agreement, dated October 14, 2021, by and between the Company, on the one hand, and the Sponsor, each of the officers and directors of the Company and the other entities signatory thereto (together with the Sponsor, the “Insiders”), on the other hand, pursuant to which each Insider has agreed to vote any Class B Ordinary Shares held by such Insider in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 18 months; and to certain transfer restrictions with respect to the Company’s securities;

•	an Investment Management Trust Agreement, dated October 14, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•	a Registration Rights Agreement, dated October 14, 2021, between the Company, the Sponsor and certain other entities signatory thereto (together with the Sponsor, the “Holders”) which provides for customary demand and piggy-back registration rights for the Holders and indemnification of the Holders by the Company under the agreement; and

•	Indemnification Agreements, dated October 14, 2021, by and between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify (subject to customary limitations) each indemnitee in any proceeding in which such indemnitee becomes involved by reason of its service as an officer or director of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.4, 4.1, 4.2, 10.1, 10.2, 10.3, and 10.5, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating total proceeds of $7,500,000 (the “Private Placement”). No underwriting discounts or commissions were paid with respect to such private placement. The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that the Public Warrants (i) may be exercised for cash or on a cashless basis, (ii) are subject to being called for redemption under certain redemption scenarios and (iii) may be transferred only together with the Unit in which such warrant is included until 52 days following the date of the Prospectus, whereas the Private Warrants, subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. The Private Placement Warrants have been issued pursuant to, and are governed by, the Private Warrant Agreement. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the IPO, each current director of the Company entered into the Letter Agreement as well as an indemnity agreement with the Company.

Other than the foregoing, none of the current directors of the Company are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Copies of the Letter Agreement and indemnity agreements are attached as Exhibits 10.2 and 10.7 hereto, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2021, in connection with the IPO, the Company adopted its amended and restated memorandum and articles of association (the “Amended and Restated Charter”), effective the same day. The terms of the Amended and Restated Charter are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Amended and Restated Charter is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

A total of $151,500,000 of the proceeds received from the IPO and the sale of the Private Placement Warrants (which amount includes $5,250,000 of deferred underwriting commissions), were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete an initial business combination within 18 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Company’s public shares if the Company has not completed an initial business combination within 18 months from the closing of the IPO or during any extension period, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

On October 14, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On October 19, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated October 14, 2021, among the Company and Oppenheimer & Co. Inc., as the sole underwriter

3.1	Amended and Restated Memorandum and Articles of Association filed on October 14, 2021

4.1	Public Warrant Agreement, dated October 14, 2021, between the Company and Continental Stock Transfer & Trust Company

4.2	Private Warrant Agreement, dated October 14, 2021, between the Company and Continental Stock Transfer & Trust Company

10.1	Letter Agreement, dated October 14, 2021, by and between the Company, on the one hand, and the Sponsor, each of the officers and directors of the Company and the other entities signatory thereto

10.2	Investment Management Trust Agreement, dated October 14, 2021, between the Company and Continental Stock Transfer & Trust Company

10.3	Registration Rights Agreement, dated October 14, 2021, between the Company, the Sponsor and certain other entities signatory thereto

10.4	Private Placement Warrants Purchase Agreement, dated October 14, 2021, between the Company and PepperOne LLC

10.5	Indemnification Agreements, dated October 14, 2021, by and between the Company and each of the officers and directors of the Company

99.1	Press Release, dated October 14, 2021

99.2	Press Release, dated October 19, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2021

PepperLime Health Acquisition Corporation

By:	/s/ Ramzi Haidamus
Name:	Ramzi Haidamus
Title:	Chief Executive Officer